Exhibit 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Navistar International Corporation and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 28th day of February, 2017.

VOLKSWAGEN AG

By:	/s/ Tim Haack
Name:	Tim Haack
Title:	Attorney in fact

By:	/s/ Frederik Fragemann
Name:	Frederik Fragemann
Title:	Attorney in fact
VOLKSWAGEN TRUCK & BUS GMBH

By:	/s/ Andreas Renschler
Name:	Andreas Renschler
Title:	Chief Executive Officer

By:	/s/ Matthias Gründler
Name:	Matthias Gründler
Title:	Chief Financial Officer

SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The name, business address, title, present principal occupation or employment of each of the members of the Management Board and Supervisory Board of Volkswagen Truck & Bus GmbH (“VW T&B”) and Volkswagen AG (“Volkswagen”) are set forth below. If no business address is given the member’s business address is BraWo Park, Willy-Brandt-Platz 19, 38102 Braunschweig, Germany for VW T&B members and Berliner Ring 2, 38440 Wolfsburg, Germany for Volkswagen members. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to VW T&B or Volkswagen, as applicable. Unless otherwise indicated below, all of the persons listed below are citizens of Germany.

Name	Present Principal Occupation Including Name of Employer
Supervisory Board of VW T&B
Matthias Müller	Chairman of the Board of Management of Volkswagen AG
Dr. rer. pol. h.c. Francisco Javier Garcia Sanz (Spain)	Member of the Board of Management of Volkswagen AG with responsibility for ‘Procurement’
Daniela Behrens	State Secretary of the Ministry of Economics, Labor and Transport of the State of Lower Saxony
Hans Dieter Pötsch (Austria)	Chief Executive Officer and Chief Financial Officer of Porsche Automobil Holding SE, Stuttgart
Dr. jur. Ferdinand Oliver Porsche (Austrian)	Member of the Board of Management of Famile Porsche AG Beteiligungsgesellschaft
Dr. Leif Östling (Sweden)	Chairman of AB SKF
Bernd Osterloh	President of the Global Group Works Council of Volkswagen AG
Gunnar Kilian	General Secretary and Head of the Group Works Council of Volkswagen AG
Athanasios Stimoniaris	Chairman of the Works Council of the Munich plant, of the General Works Council of MAN Truck & Bus AG, of the Group Works Council of MAN SE, of the SE Group Works Council, and of the Works Council
Günter Pröbster	Chairman of the Works Council MTB Nuremberg
Johan Järvklo (Sweden)	President of the Metalworkers union at Scania in Sodertalje
Lisa Lorentzon (Sweden) Granparksvägen 10, 151 87, Södertälje, Sweden	Chairman for the Union for University Graduates at Scania

Name	Present Principal Occupation Including Name of Employer
Board of Management of VW T&B
Antonio Robert Cortes (Brazil)	CEO of MAN Latin America
Joachim Gerhard Drees	CEO of MAN Truck & Bus AG, CEO of MAN SE
Matthias Gründler	CFO of Volkswagen Truck & Bus
Henrik Henriksson (Sweden)	President and CEO of Scania
Andreas Hermann Renschler	Chairman of the Board of Management of Volkswagen Truck & Bus

Name	Present Principal Occupation Including Name of Employer
Supervisory Board of Volkswagen
Hans Dieter Pötsch (Austria)	See above
Dr. Hussain Ali Al-Abdulla (Qatar)	Chairman of Masraf Al Rayan
Dr. Hessa Sultan Al-Jaber (Qatar)	Minister of Information and Communications Technology in Qatar
Birgit Dietze	Trade Union Secretary on the IG Metall Board of Management
Annika Falkengren (Sweden)	President and CEO of SEB
Dr. Hans-Peter Fischer	Chairman of the Board of Directors of Volkswagen Management Association e.V.
Uwe Fritsch	Chairman of the Works Council at the Braunschweig plant
Jörg Hofmann	Chair of IG Metall
Uwe Hück	Vice Chairman of the Supervisory Board of Porsche Holding Stuttgart GmbH
Johan Järvklo (Sweden)	See above
Dr. Louise Kiesling (Austria)	Partner and Managing Director of Backhausen GmbH
Olaf Lies	Minister of Economic Affairs, Labor and Transport in Lower Saxony
Peter Mosch	Chairman of the General Works Council at Audi AG
Bernd Osterloh	See above
Dr. jur. Hans Michel Piëch (Austria)	Lawyer in private practice
Dr. jur. Ferdinand Oliver Porsche (Austria)	See above
Dr. rer. comm. Wolfgang Porsche (Austria)	Chairman of the Supervisory Board of Porsche AG and Porsche Automobil Holding SE
Stephan Weil	Prime Minister of Lower Saxony
Stephan Wolf	Chairperson of the Supervisory Board of Volkswagen Pension Trust
Thomas Zwiebler	Chairman of the Works Council of Volkswagen Commercial Vehicles

Name	Present Principal Occupation Including Name of Employer
Management Board of Volkswagen
Dr. Karlheinz Blessing	Member of the Board of Management with responsibility for ‘Human Resources and Organization’
Dr. Ing. Herbert Diess (Austria)	Member of the Board of Management of Volkswagen AG
Dr. rer. pol. h.c. Francisco Javier Garcia Sanz (Spain)	See above
Prof. Dr. rer. pol. Dr. –Ing. E.h. Jochem Heizmann	Member of the Board of Management of Volkswagen AG with responsibility for ‘China’
Hiltrud Dorothea Werner	Member of the Board of Management of Volkswagen AG with responsibility for ‘Integrity and Legal Affairs’
Matthias Müller	Chairman of the Board of Management of Volkswagen AG, Member of the Board of Management of Volkswagen AG with responsibility for ‘Group Research and

Development, Group Production, Sales and Marketing, Human Resources and Organization’
Andreas Hermann Renschler	Member of the Board of Management of Volkswagen AG with responsibility for ‘Commercial Vehicles’
Prof. Rupert Johann Stadler	Member of the Board of Management of Volkswagen AG
Frank Witter	Member of the Board of Management of Volkswagen AG responsible for ‘Finance and Controlling’